Exhibit 99.1

Royal Caribbean Group announces completion of private exchanges with certain holders of its 6.000% convertible senior notes due 2025

MIAMI – March 19, 2025 – Royal Caribbean Cruises Ltd. (NYSE: RCL) (the “Company”) today announced the completion of its previously announced privately negotiated exchange transactions (the “Exchange Transactions”) with a limited number of holders (the “Holders”) of its 6.000% Convertible Senior Notes due 2025 (the “2025 Notes”). In the Exchange Transactions, the Holders exchanged approximately $213 million in aggregate principal amount of the 2025 Notes for an aggregate of approximately 3.3 million shares (the “Shares”) of the Company’s common stock and approximately $214 million in cash, representing the par value of the 2025 Notes exchanged, plus accrued and unpaid interest thereon (together with the Shares, the “Exchange Consideration”). The Company funded the cash portion of the Exchange Consideration with liquidity on-hand.

The 2025 Notes exchanged by the Holders were immediately cancelled at the close of the Exchange Transactions. Immediately following the completion of the Exchange Transactions, approximately $110 million in aggregate principal amount of the 2025 Notes remain outstanding.

The Exchange Transactions reduced the Company’s outstanding shares and share equivalents on a fully diluted basis by 1.0 million shares.

Perella Weinberg Partners LP, J. Wood Capital Advisors LLC and Goldman Sachs & Co. LLC served as advisors on this transaction.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Special Note Regarding Forward-Looking Statements

Certain statements in this press release relating to, among other things, the expected impact of the Exchange Transactions and of future transactions constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited, to: statements regarding debt paydowns and refinancings. Words such as “anticipate,” “believe,” “considering,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would” and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause the Company’s actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to, the following: the impact of the economic and geopolitical environment on key aspects of the Company’s business, such as the demand for cruises, passenger spending and operating costs; changes in operating costs; the unavailability or cost of air service; disease outbreaks and increased concern about the risk of illness on the Company’s ships or when traveling to or from the Company’s ships, which could cause a decrease in demand, guest cancellations and ship redeployments; incidents or adverse publicity concerning the Company’s ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; the effects of weather, climate events and/or natural disasters on the Company’s business; risks related to the Company’s sustainability activities; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; unavailability of ports of call; vacation industry competition and increase in industry capacity and overcapacity; inability to manage the Company’s cost and capital allocation strategies; the uncertainties of conducting business globally and expanding into new markets and new ventures, including potential acquisitions; issues with travel advisers that sell and market the Company’s cruises; reliance on third-party service providers; potential unavailability of insurance coverage; the risks and costs related to cyber security attacks, data breaches, protecting the Company’s systems and maintaining data integrity and security; uncertainties of a foreign legal system as the Company is not incorporated in the United States; the Company’s ability to obtain sufficient financing or capital to fund the Company’s capital expenditures, operations, debt repayments and other financing needs; the Company’s expectation and ability to pay a cash dividend on the Company’s common stock in the future; changes to the Company’s dividend policy; growing anti-tourism sentiments and environmental concerns; changes in U.S. or other countries’ foreign travel policy; impact of new or changing legislation and regulations (including environmental regulations) or governmental orders on the Company’s business; fluctuations in foreign currency exchange rates, fuel prices and interest rates; further impairments of the Company’s goodwill, long-lived assets, equity investments and notes receivable; an inability to source the Company’s crew or the Company’s provisions and supplies from certain places; the Company’s ability to recruit, develop and retain high quality personnel; and pending or threatened litigation, investigations and enforcement actions.

Forward-looking statements should not be relied upon as predictions of actual results. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Royal Caribbean Group

Royal Caribbean Group (NYSE: RCL) is a vacation industry leader with a global fleet of 67 ships across its five brands traveling to all seven continents. With a mission to deliver the best vacations responsibly, Royal Caribbean Group serves millions of guests each year through its portfolio of best-in-class brands, including Royal Caribbean International, Celebrity Cruises and Silversea; and an expanding portfolio of land-based vacation experiences through Perfect Day at CocoCay and Royal Beach Club collection. The company also owns 50% of a joint venture that operates TUI Cruises and Hapag-Lloyd Cruises.

Investor Relations contact: Blake Vanier

Email: bvanier@rccl.com

Media contact: Melissa Castro

Email: corporatecommunications@rccl.com